Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of Sanchez Midstream Partners LP and

the Board of Directors of Sanchez Midstream Partners GP LLC:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change in the method of accounting for revenue recognition.

/s/ KPMG LLP
Houston, Texas
March 14, 2019